Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	Gilmartin Group LLC
D. Ashley Lee	Greg Chodaczek / Lynn Lewis
Executive Vice President, Chief Financial Officer and Chief Operating Officer	Phone: 646-924-1769 investors@cryolife.com
Phone: 770-419-3355

CryoLife Reports Second Quarter 2018 Results

ATLANTA, GA – (August 6,  2018) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the second quarter ended June 30, 2018.

Second Quarter and Recent Business Highlights:

•	Total revenues increased 43% to $68.5 million in the second quarter of 2018 compared to the second quarter of 2017
•	Non-GAAP total revenues increased 12% in the second quarter of 2018 compared to the second quarter of 2017; Non-GAAP total revenues increased 10% on a constant currency basis
•	On-X® revenues increased 21% in the second quarter of 2018 compared to the second quarter of 2017
•	JOTEC® revenues were $17.2 million in the second quarter of 2018, a 31% increase on a Non-GAAP basis compared to the second quarter of 2017
•	Net income was $226,000 or $0.01 per fully diluted common share; Non-GAAP net income was $3.9 million, or $0.10 per fully diluted common share

“We had a very successful  second quarter which included strong revenue growth, market share gains, new account growth and progress on our clinical and R&D programs,” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “Our On-X and JOTEC products continue to gain momentum as our direct sales force is effectively conveying the attributes of our differentiated products.  We expect our business momentum to continue, which has led us to raise our full year revenue guidance.  Looking ahead, we have a number of initiatives that can drive substantial future growth.  Given our highly experienced leadership team, we are confident we can deliver on our goals and objectives.”

Second Quarter 2018 Financial Results

Revenues for the second quarter of 2018 increased 43% to $68.5 million, compared to $47.8 million for the second quarter of 2017.  The increase was primarily driven by $17.2 million in revenues from JOTEC and strong revenue growth from On-X.  Non-GAAP total revenues for the second quarter of 2018 increased 12%, compared to the second quarter of 2017,  a 10% increase on a constant currency basis.

Net income for the second quarter of 2018 was $226,000, or $0.01 per fully diluted common share, compared to net income of $3.2 million, or $0.09 per fully diluted common share for the second quarter of 2017.  Non-GAAP net income for the second quarter of 2018 was $3.9 million, or $0.10 per fully diluted common share, compared to non-GAAP net income of $4.8 million, or $0.14 per fully diluted common share for the second quarter of 2017.

2018 Financial Outlook

The Company is increasing its full-year 2018 total revenues financial guidance, as summarized below, and expects total revenues in the third  quarter of 2018 to be between $61.0 million and $63.0 million.  Except for total revenues, the Company is reiterating its full year 2018 financial guidance.

	Previous	Revised
Total Revenues	$250.0 million - $256.0 million	$256.0 million - $260.0 million
Gross Margins	65.5% - 66.5% (includes $3.5 million non-cash charges related to acquired JOTEC inventory and distributor inventory buy backs)	same
R&D Expenses	$23.0 million - $25.0 million	same
Non-GAAP Tax Rate	Mid 20% (excludes effect of nondeductible transaction costs and the tax effect of stock compensation expenses)	same
Non-GAAP EPS	$0.29 - $0.32 (assumes approximately 37.5 million fully diluted shares outstanding and 25% effective tax rate)	same

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2018 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include JOTEC revenues for the same six-month period in 2017 prior to the closing of the acquisition of JOTEC on December 1, 2017.  The Company’s other non-GAAP results exclude (as applicable) business development and integration expenses; amortization expense; and

inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow,  August 7,  2018 at 8:30 a.m. ET to discuss the results followed by a question and answer session.    To listen to the live teleconference, please dial 201-689-8261.    A replay of the teleconference will be available through August 14, 2018 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13681499.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 90 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our forecasted revenues, gross margins, R&D expenses, non-GAAP income tax rate and non-GAAP earnings per share; our On-X and JOTEC products are continuing to gain momentum as our direct sales force is effectively conveying the attributes of our differentiated products; our expectation that our business momentum will continue; we have a number of internal initiatives that can drive substantial future growth; and given our highly experienced leadership team, we are confident we can deliver on our goals and objectives.    These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2017.  These risks and uncertainties also include that our beliefs may be incorrect regarding the benefits of the On-X and JOTEC acquisitions, including that these acquisitions provide us with product portfolios that are technologically and clinically differentiated and offer strong competitive advantages, substantially enhance our growth potential and ability to drive profitable growth, strengthen our direct sales force, significantly accelerate our going direct strategy, increase our cross-selling opportunities, and significantly enhance our R&D capabilities and pipeline; they also include that our projections of markets sizes and revenue growth rates for our four main product lines, clinical trial timelines and clearance or approval times for new products or new indications may be incorrect or may change over time. As with most acquisitions, the successful integration of JOTEC’s business with ours may take longer and prove more costly than expected, and we may experience currently unforeseen difficulties related to the JOTEC products and our combined sales forces’ ability to successfully market them; we may not be able to secure the anticipated financial and operational benefits of the acquisition as soon as anticipated, or at all.  We may also inherit unforeseen risks and uncertainties related to JOTEC's business, particularly if the information received by CryoLife during the due diligence phase of this transaction was incomplete or inaccurate.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Products	$49,313	$30,094	$92,911	$57,490
Preservation services	19,183	17,724	37,533	35,387
Total revenues	68,496	47,818	130,444	92,877

Cost of products and preservation services:
Products	13,550	6,959	27,707	14,976
Preservation services	9,095	7,954	17,658	15,484
Total cost of products and
preservation services	22,645	14,913	45,365	30,460

Gross margin	45,851	32,905	85,079	62,417

Operating expenses:
General, administrative, and marketing	34,727	23,389	72,075	46,260
Research and development	5,719	4,728	11,089	8,821
Total operating expenses	40,446	28,117	83,164	55,081
Operating income	5,405	4,788	1,915	7,336

Interest expense	4,103	834	7,759	1,635
Interest income	(30)	(55)	(89)	(95)
Other expense (income), net	1,466	(134)	1,285	(91)

(Loss) income before income taxes	(134)	4,143	(7,040)	5,887
Income tax (benefit) expense	(360)	980	(3,411)	501

Net income (loss)	$226	$3,163	$(3,629)	$5,386

Income (loss) per common share:
Basic	$0.01	$0.09	$(0.10)	$0.16
Diluted	$0.01	$0.09	$(0.10)	$0.16

Weighted-average common shares outstanding:
Basic	36,318	32,664	36,233	32,552
Diluted	37,249	33,814	36,233	33,739

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Products:
BioGlue and BioFoam	$17,069	$16,683	$33,039	$32,364
JOTEC	17,205	--	31,665	--
On-X	11,888	9,862	22,197	18,722
CardioGenesis cardiac laser therapy	1,578	2,056	2,924	3,641
PerClot	968	936	1,940	1,755
PhotoFix	605	557	1,146	1,008
Total products	49,313	30,094	92,911	57,490

Preservation services:
Cardiac tissue	9,055	8,477	17,158	15,979
Vascular tissue	10,128	9,247	20,375	19,408
Total preservation services	19,183	17,724	37,533	35,387

Total revenues	$68,496	$47,818	$130,444	$92,877

Revenues:
U.S.	$36,719	$34,712	$71,607	$68,246
International	31,777	13,106	58,837	24,631
Total revenues	$68,496	$47,818	$130,444	$92,877

		(Unaudited) June 30,	December 31,
		2018	2017

Cash, cash equivalents, and restricted securities		$25,719	$40,753
Total current assets		169,698	179,280
Total assets		570,448	589,693
Total current liabilities		34,121	42,940
Total liabilities		298,961	312,635
Shareholders’ equity		271,487	277,058

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) and Diluted Income (Loss) per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP:
(Loss) income before income taxes	$(134)	$4,143	$(7,040)	$5,887
Income tax (benefit) expense	(360)	980	(3,411)	501
Net income (loss)	$226	$3,163	$(3,629)	$5,386

Diluted income (loss) per common share:	$0.01	$0.09	$(0.10)	$0.16

Diluted weighted-average common
shares outstanding	37,249	33,814	36,233	33,739

Reconciliation of (loss) income before income
taxes, GAAP to adjusted net income,
non-GAAP:

(Loss) income before income taxes, GAAP	$(134)	$4,143	$(7,040)	$5,887
Adjustments:
Business development and integration expenses	1,294	1,094	5,016	1,382
Amortization expense	2,753	1,141	5,488	2,283
Inventory basis step-up expense	1,273	63	2,743	2,112
Adjusted income before income taxes,
non-GAAP	5,150	6,441	6,207	11,664

Income tax expense calculated at 25% pro forma
tax rate	1,288	1,610	1,552	2,916
Adjusted net income, non-GAAP	$3,862	$4,831	$4,655	$8,748

Reconciliation of diluted income (loss) per
common share, GAAP to adjusted diluted
income per common share, non-GAAP:

Diluted income (loss) per common share, GAAP:	$0.01	$0.09	$(0.10)	$0.16
Adjustments:
Business development and integration expenses	0.03	0.03	0.13	0.04
Amortization expense	0.07	0.03	0.14	0.06
Inventory basis step-up expense	0.03	--	0.07	0.06
Tax effect of non-GAAP adjustments	(0.03)	(0.01)	(0.08)	(0.04)
Effect of 25% pro forma tax rate	(0.01)	--	(0.04)	(0.03)
Adjusted diluted income per common share,
non-GAAP:	$0.10	$0.14	$0.12	$0.25

Diluted weighted-average common
shares outstanding	37,249	33,814	37,152	33,739

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Growth Rate	2018	2017	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$68,496	$47,818	43%	$130,444	$92,877	40%
Plus: JOTEC pre-acquisition revenues	--	13,094		--	25,101
Total revenues, non-GAAP	$68,496	$60,912	12%	$130,444	$117,978	11%
Impact of changes in currency exchange	--	1,639		--	3,827
Total constant currency revenues, non-GAAP	$68,496	$62,551	10%	$130,444	$121,805	7%

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017		2018	2017
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$68,496	$47,818		$130,444	$92,877
Gross margin, GAAP	$45,851	$32,905		$85,079	$62,417
Gross margin %, GAAP	67%	69%		65%	67%

Gross margin, GAAP	$45,851	$32,905		$85,079	$62,417
Plus: Inventory basis step- up
expense	1,237	63		2,743	2,112
Gross margin, non-GAAP	$47,088	$32,968		$87,822	$64,529
Gross margin %, non-GAAP	69%	69%		67%	69%

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017		2018	2017
Reconciliation of general,
administrative, and marketing,
GAAP to general, administrative,
and marketing, non-GAAP
General, administrative, and marketing,
GAAP	$34,727	$23,389		$72,075	$46,260
Less: Business development and
integration expenses	(1,294)	(1,094)		(5,016)	(1,382)
General, administrative, and
marketing, non-GAAP	$33,433	$22,295		$67,059	$44,878

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) to Adjusted EBITDA

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Reconciliation of net income (loss),
GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$226	$3,163	$(3,629)	$5,386
Adjustments:
Depreciation and amortization expense	4,730	2,184	9,106	4,352
Income tax (benefit) expense	(360)	980	(3,411)	501
Interest income	(30)	(55)	(89)	(95)
Interest expense	4,103	834	7,759	1,635
Loss (gain) on foreign currency revaluation	1,477	45	1,458	(99)
Inventory basis step-up expense	1,237	63	2,743	2,112
Business development and integration expenses	1,294	1,094	5,016	1,382
Stock-based compensation expense	1,872	2,001	3,120	3,796
Adjusted EBITDA, non-GAAP	$14,549	$10,309	$22,073	$18,970